STATE OF MINNESOTA
UCC-1 FINANCING STATEMENT


This statement is presented for filing pursuant to Minnesota Uniform Commercial Code Minnesota Statutes Chapter 336.9-402 (Type in Black Ink)


1. Individual Debtor - Last Name    First Name       Middle I.

Social Security # Mailing Address

City     State    Zip Code



2. Individual Debtor - Last Name    First Name       Middle I.

Social Security # Mailing Address

City     State    Zip Code


3. Business Debtor - Name
Nortech Forest Technologies, Inc.
Fed. ID #         Mailing Address
06-1342912        7600 West 27th Street #B11
City     State    Zip Code
St. Louis Park    MN       55426


4. Secured Party Name      5. Assignee of Secured Party
Samuel D. Garst

Mailing Address               Mailing Address
5500 Yorktown Lane N.

City     State    Zip Code    City     State   Zip Code
Plymouth MN       55442

6. This financing statement covers the following types or items of property. (If crops are covered describe the real estate and list the name of record owner.)

Inventory

Accounts

Equipment

General / Intangible

Debtor is a transmitting utility as defined by Minnesota Statutes Chapter 336.9-105

RETURN ACKNOWLEDGEMENT COPY TO: (name and address)


/s/ Gary Borglund
Debtor's Signature
(Required in Most Cases see instructions)


Debtor's Signature


/s/ (signature illegibile)
Secured Party's Signature

SUBORDINATION AGREEMENT

     This Subordination Agreement ("Agreement"), made this 6th day of March, 1998, by and between NORTECH FOREST TECHNOLOGIES, INC. ("Nortech"), and SAMUEL
D. GARST ("Garst"),

     WHEREAS, the parties hereto have settled a lawsuit brought by Garst against Nortech, wherein Nortech has agreed to pay Garst $161,688 plus interest over a period of approximately two years ("Debt"); and

     WHEREAS, as part of security for the payment of the Debt, Nortech has granted Garst a security interest in all of its assets subject to a working capital line of Nortech; and

     WHEREAS, the parties wish to define herein the various rights and duties of the parties with respect to Garst's agreement to subordinate his security interest to the working capital line of Nortech;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Garst hereby subordinates his security interest to the security interest of ITASCA BUSINESS CREDIT LLC ("Itasca").

     2. Garst undertakes to subordinate his security interest to any other financial institution which:

          (a)  Replaces Itasca as the provider of working capital; and

          (b) Agrees to provide Nortech a working capital credit line, which financial institution shall be known as "Lender Bank".

     3. If Nortech wishes to invoke its rights under paragraph 2 hereof, it will give Garst written notice of intention to engage Lender Bank to provide a working capital line of credit, which notice shall include a proposed subordination of Garst's security interest to Lender Bank. Within five business days, Garst will execute and deliver to Lender Bank the proposed subordination agreement or, within such time, give written objections to Nortech in what respects the subordination exceeds Garst's undertaking under this agreement.

     4. In the event of a dispute, Nortech may apply to the Hennepin County District Court requiring Garst to comply with this agreement. If application is so made, the prevailing party shall be entitled to reasonable attorneys fees in addition to any other relief or damages awarded therein.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement the date first above written.


         NORTECH FOREST                     /s/ Samuel D. Garst
         TECHNOLOGIES, INC.                 SAMUEL D. GARST

         By /s/ Gary Borglund

         Its CEO

                              SETTLEMENT AGREEMENT
                                      AND
                                    RELEASE

     This Agreement, made this 6th day of March, 1998, by and between SAMUEL D. GARST ("Garst") and NORTECH FOREST TECHNOLOGIES, INC. ("Nortech"),

     WHEREAS, Garst brought an action against Nortech in Hennepin County District Court entitled Samuel D. Garst vs. Nortech Forest Technologies, Inc., by complaint dated February 9, 1998 ("Action"); and

     WHEREAS, the parties desire to settle all claims that have been made or could have been made in the Action;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Nortech will pay Garst $157,500, plus interest on the outstanding balance from time to time remaining at the rate of nine and one-half percent per annum, in consecutive monthly installments of $7,000 commencing April 1, 1998. Interest shall accrue from and after March 1, 1998, and shall continue during any period of default until paid.

     2. Nortech will pay Garst $349 per month for twelve months to cover his medical insurance costs. The first payment will be made in March 1998 when payment on such insurance is due.

     3. The payments under paragraphs 1 and 2 above will be secured by a security interest in the assets of Nortech, subject to its working capital line, and in the Garst Stock and Warrants (as defined below). The terms and conditions of the security interest are delineated in Security Agreement, Subordination Agreement and Escrow Agreement executed in connection with the execution of this Agreement.

     4. By Subscription Agreement dated April 17, 1997, Garst purchased 93,750 shares of common stock of Nortech ("Garst Stock") and 30,000 warrants dated April 18, 1997 ("Garst Warrants"). Garst hereby warrants to Nortech that he owns the Garst Stock and the Garst Warrants free and clear of any lien or encumbrance and that he has full right and authority to transfer them in connection with Agreement. Garst hereby transfers and assigns all his right, title and interest in the Garst Stock and the Garst Warrants to Steven E. Rau as escrow under Escrow Agreement of even date. Garst hereby retains a security interest therein subject to the terms and conditions specified in the Escrow Agreement.

     5. By Employment Agreement dated April 17, 1997, Nortech hired Garst as its chief executive officer ("Employment Agreement"). The parties hereto hereby agree that the terms and conditions of the Employment Agreement have been fulfilled by Nortech to date and that the Employment Agreement is hereby terminated except that Garst shall continue to be bound by Articles 6, 9, 10 and 11 and paragraphs 7.4 and 7.6 of Article 7.

     6. By Stock Option Agreement dated April 18, 1997, Garst was granted the right to purchase 75,000 shares of common stock of Nortech. Such Stock Option Agreement is hereby terminated.

     7. Garst hereby resigns as an employee, officer and director of Nortech effective January 2, 1998.

     8. Upon execution of this Agreement, Garst shall cause his counsel to deliver a Dismissal with Prejudice in the Action.

     9. A. Garst, as an individual and as an employee, officer, director and shareholder of Nortech, does hereby release, acquit and forever discharge Nortech from any and all demands, claims, causes of action, rights and remedies of any kind, whether based on contract, tort, statute or regulation or any other source of law, at law or in equity, whether direct or indirect, whether fixed or contingent, whether known or unknown, that have been made or asserted, could have been made or asserted, or could at any time be made or asserted in the Action, except Garst does not release Nortech from any obligations assumed in this Agreement or the Security Agreement, Subordination Agreement or Escrow Agreement executed in connection herewith.

     B. Nortech does hereby release, acquit and forever discharge Garst from any and all demands, claims, causes of action, rights and remedies of any kind, whether based on contract, tort, statute or regulation or any other source of law, at law or in equity, whether direct or indirect, whether fixed or contingent, whether known or unknown, that have been made or asserted, could have been made or asserted, or could at any time be made or asserted in the Action, except Nortech does not release Garst from any obligations excepted under paragraph 5 or assumed in this Agreement or the Security Agreement, Subordination Agreement or Escrow Agreement executed in connection herewith.

     10. This Agreement is not an agreement for the sale of stock from Garst to Nortech, but is merely a payment of money for the settlement of a legal dispute. Garst has no interest in, and no control over, how the payment will be reported by Nortech. Moreover, Nortech has been seeking capital to fund its operations and entering into this agreement may facilitate attracting needed capital. Accordingly, Garst hereby waives any rights he now has, or in the future may have, to rescind or revoke this Agreement by reason of any pending or imminent sale of stock of Nortech, or other financial arrangement, to raise capital for Nortech.

     11. The parties hereto acknowledge and understand that this Agreement is a compromise of disputed claims and their willingness to enter into this Agreement does not constitute and should not be construed as an admission of liability.

     12. The parties hereto acknowledge that there are not covenants, promises, undertakings or understandings outside of this Agreement and the Security Agreement, Subordination Agreement and Escrow Agreement. Any modification of, or addition to, this Agreement must be in writing and signed by both parties.

     13. The parties hereto acknowledge that they have entered into this Agreement knowingly and voluntarily and with advice of counsel.

     14. The parties hereto agree that they will keep strictly confidential the terms of this Agreement, except as may be necessary to comply with security or auditing disclosure requirements, applicable tax or other laws, and/or court or administrative orders. If asked, the parties will respond simply that the settlement was on an amicable basis.

     From the date hereof Garst's communications with Nortech shareholders shall make no reference to any actions taken by or inaction of Nortech or its officers, employees or agents prior to the date hereof.

     Each party agrees that any communication hereafter with reference to the other party will refrain from any negative characterization of any action taken by the other party, and specifically will refrain from any disparaging, defamatory or slanderous remarks.

     15. Nortech warrants to Garst that it is fully authorized to enter into and execute this Agreement.

     16. If for any reason resort to court action is required to enforce any of the terms of this Agreement or the Security Agreement, Subordination Agreement or Escrow Agreement, the prevailing party shall be entitled to reasonable attorneys fees in addition to any other damages or relief sought therein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the date first above written.


NORTECH FOREST                      /s/ Samuel D. Garst
TECHNOLOGIES, INC.                  SAMUEL D. GARST

By Gary Borglund

Its CEO

                                ESCROW AGREEMENT

     This Escrow Agreement ("Agreement"), made this 6th day of March, 1998, by and between SAMUEL D. GARST ("Garst"), NORTECH FOREST TECHNOLOGIES, INC. ("Nortech"), and STEVEN E. RAU ("Escrow"),

     WHEREAS, Garst and Nortech entered into Settlement Agreement and Release of even date ("Settlement Agreement");

     WHEREAS, therein Garst assigned the Garst Stock and Garst Warrants to Escrow; and

     WHEREAS, the parties wish to specify the terms and conditions upon which Escrow will hold such Stock and Warrants;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Escrow acknowledges receipt of the Garst Stock as evidenced by stock certificate number ___________, duly endorsed, and receipt of the Garst Warrants by delivery of warrant agreement duly executed by Garst.

     2. Upon payment in full pursuant to paragraphs 1 and 2 of the Settlement Agreement, Escrow shall deliver the Garst Stock and Garst Warrants in accordance with written instructions from Nortech.

     3. At any time prior to full payment pursuant to paragraphs 1 and 2 of the Settlement Agreement, Escrow, upon receipt of evidence of good funds in the amount of $70,000 payable to Garst, shall deliver the Garst Stock and the Garst Warrants pursuant to the instructions of Nortech, and deliver the $70,000 item to Garst.

     4. Upon delivery of the Garst Stock and the Garst Warrants pursuant to either paragraph 2 or 3 above, this Escrow Agreement will be complete and the Escrow will be discharged without further action of either party.

     5. If Nortech shall fail to make payment pursuant to paragraphs 1 and 2 of the Settlement Agreement, Garst shall give written notice to Escrow with a copy thereof to Nortech. If Nortech does not cure the default within twenty days of receipt of such notice by Nortech, Escrow shall deliver the Garst Stock and the Garst Warrants to Garst.

     6. In the event of any dispute with respect to the terms of this agreement, any party may apply to the Hennepin County District Court for resolution of the dispute, and the prevailing party shall be entitled to reasonable attorneys fees in addition to other relief or damages sought therein.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement the date first above written.


NORTECH FOREST                      /s/ Samuel D. Garst
TECHNOLOGIES, INC.                  SAMUEL D. GARST

By Gary Borglund

Its CEO

                               /s/ Steven E. Rau
                                   STEVEN E. RAU